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                         PURCHASE AND SALE AGREEMENT

   AGREEMENT, made the 17th day of February, 1997, between CLIFFORD E. ELEY, as trustee (the "Trustee") of the chapter 7 bankruptcy estate (the "Estate") of Colorado Beach and Sport Limited Partnership (the "Debtor"), and ENGLEWOOD FAMILY GOLF CENTERS, INC. ("Purchaser").

                                   RECITALS

   A. Debtor filed a voluntary petition under chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court") on December 31, 1996, which is pending as Case No. 96-26320-DEC (the "Colorado Beach Bankruptcy Case").

   B. The Trustee is the duly appointed trustee for the Estate.

   C. Debtor was the owner and operator of a volleyball facility located in Englewood, Colorado (the "Facility"). The Facility consists of certain improvements and fixtures (the "Improvements") on real property leased from a third party (the "Land"). A description of the Land is attached hereto as EXHIBIT A. Debtor also owned certain personal property used in the operation of the Facility and related business.

   D. The Trustee desires to sell, and Purchaser desires to purchase the Improvements and the related personal property on the terms and conditions hereinafter set forth.

                                  AGREEMENT

   In consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. SUBJECT MATTER OF SALE. The Trustee agrees to sell to Purchaser and Purchaser agrees to buy, on the terms and conditions set forth in this Agreement, all of the property described in paragraph 2 below.

   2. PROPERTY. The property to be conveyed to Purchaser at Closing (as hereinafter defined) (collectively the "Property") includes:

     a. The Improvements, together with all appurtenant real property interests and rights, if any, which shall be conveyed to Purchaser by a Trustee's Deed substantially in the form attached hereto as EXHIBIT B;

     b. All of the Estate's right, title and interest in and to all personal property located on the Land or in the Improvements (collectively, the "Personal Property"), which

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    shall be transferred to Purchaser by a Bill of Sale substantially in the form attached hereto as EXHIBIT C; and

     c. All of the Estate's right, title and interest, in and to that certain Ground Lease and Agreement, dated as of July 1, 1995, between the Debtor and Arapahoe County Public Airport Authority (the "Lease") which shall be conveyed by an Assignment of Ground Lease substantially in the form attached hereto as EXHIBIT D.

   3. PURCHASE PRICE. The purchase price to be paid by Purchaser for the Property is $700,000.00.

   4. TERMS. The terms of payment are as follows:

     a. Upon execution of this Agreement, by cash, wire transfer or certified check, $50,000 as earnest money.

     b. After execution and delivery of the Trustee's Deed, the Bill of Sale and the Assignment of Ground Lease, by cash, wire transfer or certified check, $650,000.00.

   5. LEASE. The Trustee shall seek approval of the assumption and assignment of the Lease to Purchaser pursuant to 11 U.S.C. Section 365. Purchaser shall cooperate with the Trustee in, and be responsible for, demonstrating and providing adequate assurance of the cure of any default and of future performance under the Lease. In addition to the Purchase Price, the Purchaser shall make all cure payments under the Lease and do all other acts required to cure the Lease in an amount not to exceed $30,000.

   6. CLOSING DATE. Title shall be closed on a mutually agreeable date no later than the Effective Date (defined below) at a mutually agreeable time at the offices of Holden & Jessop, P.C., 303 East 17th Avenue, Suite 930, Denver, Colorado 80203 ("Closing"). Closing shall take place no later than ninety (90) days from the date of this Agreement, failing which, this Agreement shall terminate and, so long as Purchaser is not in default, the Trustee shall return the earnest money to Purchaser.

   7. EFFECTIVE DATE. The term "Effective Date" as used in this Agreement shall mean the first business day upon which all of the following conditions have been satisfied:

     a. An order (i) approving this Agreement and authorizing the Trustee to enter into this Agreement and (ii) authorizing the Trustee to assume and assign the Lease (the "Approval Order") shall have been entered by the Bankruptcy Court in the Bankruptcy Case;

     b. Ten days (as computed in accordance with Fed. R. Bankr. P. 9006) shall have passed from the entry of the Approval Order; and

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     c. The Approval Order (i) shall have become a final, non-appealable order, or (ii) with respect to any pending appeal of the Approval Order, shall not have been reversed, remanded, or modified, or (iii) with respect to any pending appeal of the Approval Order, shall not have been stayed pending resolution of the appeal.

   8. BANKRUPTCY COURT APPROVAL. This Agreement is expressly subject to the approval of the Bankruptcy Court for the Colorado Beach Bankruptcy Case. Since the Bankruptcy Court is free to consider higher and better offers in connection with the approval of this Agreement, the Trustee will seek approval of reasonable bid procedures which will require any such higher bid to be (i) from a qualified bidder, (ii) in an amount at least $25,000 greater than the purchase price set forth herein, (iii) only for the Property, (iv) free of any contingency items and (v) identical to all other items of this Agreement.

   9. BROKER. The parties agree that no broker brought about this sale.

   10. CONDITION OF ASSETS. All of the Property including the Improvements and the Personal Property sold hereunder are sold "as is" and "where is" without any warranties, express or implied. Purchaser has made his own inspection and this purchase is based on said inspection.

   11. PERMITTED ENCUMBRANCES. The Property shall be delivered free and clear of all liens and encumbrances except for the Lease, taxes, sewer and water charges and other such charges for the current year and any other encumbrances on the Land (the "Permitted Encumbrances").

   12. PRORATIONS. General taxes for the year of Closing, based on the most recent levy and the most recent assessment, water and sewer charges, if any, shall be prorated to the date of the Closing. Fees for the real estate closing and settlement services, if any, shall be paid at closing by Purchaser. Any sales, use and transfer tax that may accrue because of this transaction shall be paid by Purchaser.

   13. POSSESSION. Possession of the Property shall be delivered to Purchaser upon completion of the Closing.

   14. DAMAGE TO PROPERTY. In the event the Property shall be damaged by fire or other casualty prior to the date of the Closing, in an amount of not more than five percent of the total purchase price, the Trustee shall be obligated to repair the same before the date of Closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this Agreement may be terminated at the option of Purchaser. Should Purchaser elect to carry out this Agreement despite such damage, Purchaser shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property, not exceeding, however, the total purchase price. The risk of loss for any damage to the Property shall be borne by Purchaser once Purchaser is entitled to possession under the terms of this Agreement.

   15. TIME OF ESSENCE. Time is of the essence hereof.

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   16. REMEDIES. If any payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     a. IF PURCHASER IS IN DEFAULT: All payments and things of value received hereunder shall be forfeited by Purchaser and retained on behalf of Trustee and both parties shall thereafter be released from all obligations hereunder.

     b. IF THE TRUSTEE IS IN DEFAULT: Purchaser may elect to treat this Agreement as canceled, in which case all payments and things of value received hereunder shall be returned or Purchaser may elect to treat this Agreement as being in full force and effect and Purchaser shall have the right to specific performance.

     c. COSTS AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any litigation or arbitration arising out of this Agreement, the court shall award to the prevailing party all reasonable costs and expenses, including attorneys' fees.

   17. TERMINATION. Purchaser shall have the right to terminate this Agreement prior to Closing in the event that:

     a. the Closing does not take place within ninety (90) days from the date of this Agreement; or

     b. the amount required to be paid in order to cure all defaults under the Lease exceeds $30,000;

whereupon, so long as Purchaser is not in default, the Trustee shall promptly return the earnest money to Purchaser.

   18. NOT ASSIGNABLE. This Agreement shall not be assignable by Purchaser without the Trustee's prior written consent.

   19. CAPTIONS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

   20. FURTHER ASSURANCES. From time to time after the Closing, the Trustee shall, if requested by Purchaser, make, execute and deliver to Purchaser such additional assignments, bills of sale, deeds and other instruments of transfer, as may be reasonably necessary or proper to transfer to Purchaser all of the Estate's right, title and interest in and to the assets and property covered by this Agreement. Such efforts and assistance shall be without out of pocket cost to the Trustee. Each party hereto shall cooperate fully with one another and shall execute such other and further

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documents as may be reasonably necessary or proper for the consummation of the transactions contemplated by this Agreement.

   21. GOVERNING LAW. This Agreement shall be interpreted, governed and construed in accordance with the laws of the State of Colorado without regard to conflicts of law.

   22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Any execution of this Agreement or of any other document contemplated herein may be transmitted by facsimile and treated as an original by the receiving party.

   23. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

   24. SUCCESSORS AND ASSIGNS. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

   25. MODIFICATIONS, WAIVERS, ETC. No waiver, modification, amendment, discharge or change of this Agreement or any part hereof shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

   IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

                                               /s/ Clifford E. Eley
                                               -------------------------------
                                               Clifford E. Eley, as Trustee of
                                               the Chapter 7 Bankruptcy Estate
                                               of Colorado Beach and Sport
                                               Limited Partnership
                                               ENGLEWOOD FAMILY GOLF CENTERS,
                                               INC.
                                               By: /s/ Robert J. Krause
                                                   ---------------------------
                                               Name: Robert J. Krause
                                               Its: Vice President

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PERFORMANCE GUARANTEE:

   The undersigned hereby guarantees the obligations and performance of Purchaser as set forth in the foregoing Agreement.

   Dated this 18th day of February, 1997.

                                               FAMILY GOLF CENTERS, INC.
                                               By: /s/ Robert J. Krause
                                                   ---------------------------
                                               Name: Robert J. Krause
                                               Its: Senior Vice-President

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                   EXHIBITS TO PURCHASE AND SALE AGREEMENT

 EXHIBIT    DESCRIPTION
----------- --------------------------------------
A           Legal Description of the Land
B           Trustee's Deed
C           Bill of Sale for Personal Property
D           Assignment of Ground Lease

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